CONTACTS:
Cathy Jessup, CFO
The Topps Company, Inc.
212.376.0466
    or
Betsy Brod/Jonathan Schaffer
Brod Group, LLC
212.750.5800


FOR IMMEDIATE RELEASE


                 THE TOPPS COMPANY, INC. SIGNS LETTER OF INTENT
                      WITH THE FOREIGN CANDY COMPANY, INC.


New York, NY, September 10, 2003 - The Topps Company, Inc. (Nasdaq: TOPP) today announced that it has entered into an exclusive, non-binding letter of intent for the purchase of certain assets related to specific brands of The Foreign Candy Company, Inc., a closely held marketer of confectionery products located in Hull, Iowa. Topps does not expect the acquisition to have a material impact on the current fiscal year's sales or earnings should the transaction be completed. No other details are being disclosed at this time.

Founded in 1938, Topps is a leading creator and marketer of distinctive confectionery and entertainment products. The Company's confectionery brands include "Ring Pop," "Push Pop," "Baby Bottle Pop" and "Juicy Drop Pop" lollipops as well as "Bazooka" bubble gum. Topps entertainment products include trading cards, sticker and album collections, and collectible games. For additional information, visit www.topps.com."




This release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings.